Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Introduction

On September 1, 2023, Hillenbrand, Inc. (the "Company") completed its acquisition (the "Acquisition") of the Schenck Process Food and Performance Materials ("FPM") business under the terms of the Share Purchase Agreement, dated as of May 23, 2023 (the "Agreement"), between Hillenbrand, Inc.'s wholly owned subsidiary Milacron LLC and Schenck Process Holding GmbH (the "Seller") for a total aggregate consideration of $748.7 million, net of certain customary post-closing adjustments, and including cash acquired. The Acquisition was effected pursuant to the Agreement through the acquisition by wholly owned subsidiaries of the Company of all of the outstanding equity interests in entities owning FPM. FPM specializes in the design, manufacturing, and service of feeding, filtration, baking, and material handling technologies and systems. The consideration paid upon the closing of the Acquisition was funded by a portion of the proceeds from the following borrowings (collectively, referred to as the "Debt Financing"):

•	a term loan of €185.0 million ($201.7 million) (the "Term Loan") under the delayed-draw term loan facility governed by the Company's Fourth Amended and Restated Credit Agreement, as amended (the "Amended Credit Agreement"); and

•	borrowings of $558.9 million, consisting of €320.0 million ($348.9 million) and $210.0 million, under the Company's $1,000.0 million revolving credit facility (the "Revolving Facility") governed by the Amended Credit Agreement.

The following unaudited pro forma condensed combined statement of operations has been prepared in accordance with Article 11 of Regulation S-X. The Company and FPM have different fiscal years: the Company's fiscal year ends on September 30, and FPM’s historical fiscal year ends on December 31. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2023, has been prepared utilizing period ends that differ by one fiscal quarter or less, as permitted by Rule 11-02 of Regulation S-X.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2023, gives effect to the Acquisition and Debt Financing as if those transactions had occurred on October 1, 2022, the first day of the Company’s fiscal year ended September 30, 2023, and combine the historical results of the Company and FPM. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2023, combines the historical unaudited consolidated adjusted statement of operations of the Company for the fiscal year ended September 30, 2023, with FPM’s unaudited combined statement of income for the twelve months ended June 30, 2023, which has been calculated by adding FPM's results for the six months ended June 30, 2023, to its results for the six months ended December 31, 2022, which has been calculated by deducting FPM's results for the six months ended June 30, 2022 from its results for the fiscal year ended December 31, 2022. A pro forma condensed combined balance sheet as of September 30, 2023, is not presented as the Acquisition and Debt Financing are reflected in the Company’s audited consolidated balance sheet as of September 30, 2023, included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC") on November 15, 2023. A pro forma condensed combined statement of operations for the three months ended December 31, 2023, is not presented because FPM’s results of operations for the three months ended December 31, 2023 are included in the Company’s unaudited consolidated statement of operations for the three months ended December 31, 2023, included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on February 5, 2024.

The historical consolidated statement of operations of the Company and historical combined statement of income of FPM have been adjusted in the unaudited pro forma condensed combined statement of operations to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition, the Debt Financing, and transaction costs in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with:

•	the accompanying notes to unaudited pro forma condensed combined statement of operations;

•	the audited consolidated financial statements of the Company and the related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on November 15, 2023;

•	the audited combined financial statements of FPM (prepared in accordance with U.S. GAAP) as of and for the year ended December 31, 2022, and the related notes, included in the Company's Current Report on Form 8-K/A, filed with the SEC on November 15, 2023;

•	the unaudited combined financial statements of FPM (prepared in accordance with U.S. GAAP) as of and for the six months ended June 30, 2023, and the related notes, included in the Company's Current Report on Form 8-K/A, filed with the SEC on November 15, 2023; and

•	the unaudited consolidated financial statements of the Company and the related notes included in the Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2023, filed with the SEC on February 5, 2024.

Accounting for the Acquisition

The Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Accounting Standards Codification ("ASC") Topic 805, Business Combinations ("ASC 805"). Under this method of accounting, the aggregate purchase price is allocated to FPM’s assets acquired and liabilities assumed based upon their estimated fair values at the date of Acquisition. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the net assets acquired will be recorded as goodwill. The process of valuing the net assets of FPM immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, has not yet been completed. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined statement of operations are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 for more information.

The unaudited pro forma condensed combined statement of operations presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition and the Debt Financing had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the Company.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended September 30, 2023

(in millions, except per share data)

	Hillenbrand, Inc. Historical (as Adjusted) (Note 2)	FPM Historical (as Adjusted) (Note 3)	Transaction Accounting Adjustments - Acquisition	(Note 5)	Transaction Accounting Adjustments - Debt Financing	(Note 5)	Pro Forma Combined	(Note 5)
Net revenue	$2,782.7	$546.9	$—		$—		$3,329.6
Cost of goods sold	1,846.4	387.3	4.1	(a)(c)	—		2,237.8
Gross profit	936.3	159.6	(4.1)		—		1,091.8
Operating expenses	567.6	113.6	(8.8)	(f)	—		672.4
Amortization expense	77.6	14.2	9.5	(b)	—		101.3
Interest expense	77.6	2.4	—		45.5	(d)	125.5
Income from continuing operations before income taxes	213.5	29.4	(4.8)		(45.5)		192.6
Income tax expense	101.9	4.2	(1.2)	(e)	(11.4)	(e)	93.5
Income from continuing operations	111.6	25.2	(3.6)		(34.1)		99.1
Less: Net income attributable to noncontrolling interests	7.0	—	—		—		7.0
Net income from continuing operations attributable to Hillenbrand	$104.6	$25.2	$(3.6)		$(34.1)		$92.1

Earnings per share
Basic earnings per share from continuing operations attributable to Hillenbrand	$1.50						$1.32
Diluted earnings per share from continuing operations attributable to Hillenbrand	$1.49						$1.31
Weighted average shares outstanding (basic)	69.8						69.8	(g)
Weighted average shares outstanding (diluted)	70.1						70.1	(g)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

1.            Basis of Presentation

The unaudited pro forma condensed combined statement of operations has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2023, gives effect to the Acquisition and the Debt Financing as if those transactions had occurred on October 1, 2022, the first day of the Company’s fiscal year ended September 30, 2023, and combine the historical results of the Company and FPM. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2023, combines the historical unaudited consolidated adjusted statement of operations of the Company for the fiscal year ended September 30, 2023, with FPM’s unaudited combined statement of income for the twelve months ended June 30, 2023, which has been calculated by adding FPM's results for the six months ended June 30, 2023 to its results for the six months ended December 31, 2022, which has been calculated by deducting FPM’s results for the six months ended June 30, 2022 from its results for the fiscal year ended December 31, 2022.

The Company's and FPM’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, the Company’s historical consolidated statement of operations for fiscal year ended September 30, 2023, was adjusted to remove the post-acquisition results of FPM’s operations for the period from September 1, 2023 to September 30, 2023. As discussed in Note 3, certain reclassifications were made to align the Company's and FPM’s financial statement presentation. The Company is currently in the process of evaluating FPM’s accounting policies. That evaluation may identify additional differences between the accounting policies of the Company and FPM. Based on the information currently available, the Company has determined on a preliminary basis that no significant adjustments are necessary to conform FPM’s financial statements to the accounting policies used by the Company.

The unaudited pro forma condensed combined statement of operations has been prepared using the acquisition method of accounting in accordance with ASC 805, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of the Company and historical combined financial statements of FPM. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of aggregate consideration transferred over the estimated fair value of the net assets acquired is allocated to goodwill.

The allocation of the aggregate consideration (i.e., the purchase price) depends upon certain estimates and assumptions, all of which are preliminary. A preliminary purchase price allocation has been made for the purpose of developing the unaudited pro forma condensed combined statement of operations. The final determination of fair value of the assets acquired and liabilities assumed in the Acquisition could differ materially from the preliminary purchase price allocation.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2023, presented herein, is based on the historical consolidated financial statements of the Company and historical combined financial statements of FPM. As a result of the Company having a different fiscal period-end than FPM, the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2023, has been prepared as if the Acquisition had occurred on October 1, 2022, and combines the Company’s historical unaudited consolidated adjusted statement of operations for the fiscal year ended September 30, 2023, with FPM’s historical unaudited combined statement of income for the twelve months ended June 30, 2023, as permitted by Rule 11-02 of Regulation S-X, which allows utilizing period ends that differ by one fiscal quarter or less when preparing pro forma statement of operations for the fiscal year. FPM’s historical unaudited combined statement of income for the twelve months ended June 30, 2023, was prepared by adding FPM's unaudited combined statement of income for the six months ended June 30, 2023, to FPM's unaudited combined statement of income for the six months ended December 31, 2022, which has been calculated by deducting FPM’s results for the six months ended June 30, 2022 from its results for the fiscal year ended December 31, 2022.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. The Company is not aware of any material transactions between the Company and FPM during the periods presented. Accordingly, adjustments to eliminate transactions between the Company and FPM have not been reflected in the unaudited pro forma condensed combined statement of operations.

2.            As Adjusted Historical Hillenbrand Consolidated Statement of Operations

As the Acquisition was completed on September 1, 2023, the Company’s consolidated statement of operations for fiscal year ended September 30, 2023, includes the post-acquisition results of FPM’s operations for the period from September 1, 2023 to September 30, 2023. Therefore, for purposes of preparing pro forma condensed combined statement of operations for the fiscal year ended September 30, 2023, FPM’s results of operations for the period from September 1, 2023 to September 30, 2023, were removed from the Company’s historical consolidated statement of operations for the fiscal year ended September 30, 2023.

(in millions)	Hillenbrand, Inc. Historical Fiscal Year Ended September 30, 2023	FPM Results for the Period from September 1, 2023 to September 30, 2023	Hillenbrand, Inc. Historical Fiscal Year Ended September 30, 2023 (as Adjusted)
Revenue	$2,826.0	$43.3	$2,782.7
Cost of goods sold	1,877.8	31.4	1,846.4
Gross profit	948.2	11.9	936.3
Operating expenses	574.0	6.4	567.6
Amortization expense	79.6	2.0	77.6
Interest expense	77.7	0.1	77.6
Income from continuing operations before income taxes	216.9	3.4	213.5
Income tax expense (i)	102.8	0.9	101.9
Income from continuing operations	114.1	2.5	111.6
Less: Net income attributable to noncontrolling interests	7.0	-	7.0
Net income from continuing operations attributable to Hillenbrand	$107.1	$2.5	$104.6

Earnings per share
Basic earnings per share from continuing operations attributable to Hillenbrand	$1.53		$1.50
Diluted earnings per share from continuing operations attributable to Hillenbrand	$1.53		$1.49
Weighted average shares outstanding (basic)	69.8		69.8
Weighted average shares outstanding (diluted)	70.1		70.1

(i)	The income tax expense for FPM for the period from September 1, 2023 to September 30, 2023, was calculated using the statutory rate of 25%.

3.             The Company and FPM Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined statement of operations, management performed a preliminary analysis of FPM’s financial information to identify differences in financial statement presentation as compared to the presentation of the Company. Based on a preliminary analysis performed, certain reclassification adjustments have been made to conform FPM’s historical combined financial statement presentation to the Company’s consolidated financial statement presentation. The Company is currently performing a full and detailed review of FPM's financial statement presentation and accounting policies, which could result in amounts set forth in the Company's consolidated financial statements being materially different from the amounts set forth in the unaudited pro forma condensed combined statement of operations presented herein.

Refer to the table below for a summary of adjustments made to present FPM's historical combined statement of income for the twelve months ended June 30, 2023, to conform with the presentation of the Company's historical unaudited consolidated adjusted statement of operations for the fiscal year ended September 30, 2023.

(in millions)
FPM Historical Combined Statement of Income Line Items	Hillenbrand Historical Consolidated Statement of Operations Line Items	FPM Twelve Months Ended June 30, 2023	Reclassification Adjustments	Notes	FPM Reclassified Twelve Months Ended June 30, 2023
Revenue	Net revenue	$546.9	$—		$546.9
Cost of goods sold	Cost of goods sold	387.3	—		387.3
Gross profit	Gross profit	159.6	—		159.6
Operating expenses:
Marketing and selling expenses		72.6	(72.6)	(a)(d)
Research and development costs		10.1	(10.1)	(b)
General and administrative expenses		45.8	(45.8)	(c)(e)
	Operating expenses		113.6	(a)(b)(c)(f)	113.6
	Amortization expense		14.2	(d)	14.2
Interest expense	Interest expense	1.8	0.6	(e)	2.4
Foreign currency gain, net		0.1	(0.1)	(f)
Income before income taxes	Income from continuing operations before income taxes	29.4	(0.0)		29.4
Income taxes	Income tax expense	4.2	—		4.2
Net income	Income from continuing operations	$25.2	$(0.0)		$25.2

(a)	Reflects a reclassification of $58.4 million of marketing and selling expenses to operating expenses.

(b)	Reflects a reclassification of $10.1 million of research and development costs to operating expenses.

(c)	Reflects a reclassification of $45.2 million of general and administrative expenses to operating expenses.

(d)	Reflects a reclassification of $14.2 million of amortization expense from marketing and selling expenses to amortization expense.

(e)	Reflects a reclassification of $0.6 million of fees related to factoring agreements from general and administrative expenses to interest expense.

(f)	Reflects a reclassification of $0.1 million of gains on transactions in foreign currencies other than functional currencies from foreign currency gain, net to operating expenses.

4.            Preliminary Purchase Price Allocation

Estimated Total Aggregate Acquisition Consideration

The total aggregate consideration for the Acquisition was $748.7 million, net of certain customary post-closing adjustments, including cash acquired.

Preliminary Purchase Price Allocation

The accounting for the Acquisition, including the preliminary total aggregate consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of FPM, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The Company has and is expected to use widely-accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Acquisition. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma consolidated statement of operations.

The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances.

The following table summarizes the preliminary purchase price allocation as of the date of the Acquisition:

Amount
Assets acquired:
Cash and cash equivalents	$17.3
Trade receivables	63.6
Receivables from long-term manufacturing contracts	22.4
Inventories (i)	64.3
Prepaid expenses and other current assets	10.3
Property, plant, and equipment (ii)	42.2
Operating lease right-of-use assets	14.5
Intangible assets (iii)	338.4
Goodwill	464.1
Other long-term assets	1.7
Total assets acquired	$1,038.8

Liabilities assumed:
Trade accounts payable	$57.0
Liabilities from long-term manufacturing contracts and advances	86.6
Accrued compensation	13.5
Other current liabilities	46.8
Operating lease liabilities	9.5
Deferred income taxes (iv)	73.6
Other long-term liabilities	3.1
Total liabilities assumed	$290.1

Purchase price consideration	$748.7

(i)	Represents the preliminary fair value of inventories of approximately $64.3 million, an increase of $2.3 million from the carrying value, which was estimated using the comparative sales method. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2023, has been adjusted to recognize additional cost of goods sold ($2.3 million) related to the increased inventories basis. The additional costs are not anticipated to affect the Company's consolidated statement of operations beyond twelve months after the Acquisition date.

(ii)	Represents the preliminary fair values of property, plant and equipment, which were valued using Level 2 inputs, which included data points that are observable, such as definitive sales agreements, appraisals or established market values of comparable assets (market approach).

(iii)	Preliminary identifiable intangible assets acquired as shown in the table above consist of the following:

	Gross Carrying Amount	Weighted-Average Useful Life
Customer relationships	$285.0	15 Years
Technology	48.0	12 Years
Trade names	4.4	6 Years
Other	1.0
Total intangible assets acquired	$338.4

A 10% change in the valuation of total identifiable intangible assets would cause a corresponding increase or decrease in the amortization expense of $2.4 million for the fiscal year ended September 30, 2023. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

The preliminary purchase price allocation included $338.4 of acquired identifiable intangible assets. Intangible assets consist of FPM’s technology, Baker Perkins trade name, and customer relationships and will be amortized on a straight-line basis over the respective estimated periods for which the intangible assets will provide economic benefit to the Company. The determination of the useful lives is based upon various industry studies, historical acquisition experience, degree of stability in the current FPM customer base, economic factors, and expected future cash flows of the Company following the acquisition of FPM. The fair values of technology and trade names were estimated using the relief-from-royalty approach. The fair values of customer relationships were estimated using the multi-period excess earnings method. Significant assumptions used in the valuations included FPM's future cash flow projects, which were based on estimates used to price the FPM acquisition, discount rates that were benchmarked with reference to the implied rate of return to the Company's pricing model, and the applicable weight-average cost of capital (12%). The identification and valuation of the identifiable intangible assets is preliminary and subject to measurement period adjustments.

(iv)	Deferred tax assets and liabilities were derived based on incremental differences in the book and tax basis created from the preliminary purchase allocation.

5.            Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations

Adjustments included in the Transaction Accounting Adjustments - Acquisition column and the Transaction Accounting Adjustments – Debt Financing column in the accompanying unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2023, are as follows:

(a) Reflects $2.7 million increase in costs of goods sold which includes (a) $2.3 million of amortization of the estimated fair value step-up of inventories recognized through cost of goods sold during the first year after the Acquisition and (b) $0.4 million of incremental lease costs pertaining to the favorable component of acquired leases. The inventories adjustment is a nonrecurring adjustment that does not affect the Company's consolidated statement of operations beyond a year after the Acquisition. Refer to Note 3 for more information.

(b) Reflects the adjustments to amortization expense associated with the fair values of the identifiable intangible assets acquired in the Acquisition. Refer to Note 2 for more information.

(in millions)	For the Fiscal Year Ended September 30, 2023
Pro forma transaction accounting adjustments - Acquisition:
Removal of historical FPM amortization of intangible assets	$(14.2)
Record amortization of acquired identifiable intangible assets	23.7
Net pro forma transaction accounting adjustments to amortization expense	$9.5

(c) Reflects $1.4 million of incremental depreciation expense associated with the step up of fair values of the property, plant and equipment assets acquired as part of the Acquisition.

(d) Reflects the interest expense and amortization of issuance costs related to the Debt Financing.

(in millions)	For the Fiscal Year Ended September 30, 2023
Pro forma transaction accounting adjustments - Debt Financing:
Recognition of additional interest expense for the Debt Financing:
Revolving Facility (i)	$33.6
Term Loan (ii)	11.4
Amortization of debt issuance costs	0.5
Net pro forma transaction accounting adjustments to interest expense	$45.5

This pro forma transaction accounting adjustment assumes the Debt Financing was obtained on October 1, 2022, and was outstanding the entire fiscal year ended September 30, 2023. The interest calculation with respect to the Debt Financing is based on the following:

(i)	Interest on the U.S. dollar denominated borrowing under the Revolving Facility is calculated using the one-month secured overnight borrowing rate ("SOFR") as of December 31, 2023, plus a margin of 1.63% resulting in an all-in rate of 7.01%. Interest on the euro denominated borrowing under the Revolving Facility is calculated using a one-month euro interbank offered rate ("EURIBOR") as of December 31, 2023, plus a margin of 1.53% resulting in an all-in rate of 5.43%. The costs incurred to secure borrowings under the Revolving Facility are amortized on a straight-line basis over the five-year term of the Revolving Facility.

(ii)	Interest on the Term Loan is calculated using a rate equal to one-month EURIBOR as of December 31, 2023, plus a margin of 1.75% per annum resulting in an all-in rate of 5.65%. The debt issuance costs related to the Term Loan are amortized on a straight-line basis over its five-year term.

The following table presents a sensitivity analysis with respect to interest expense relating to the Debt Financing, illustrating the hypothetical effect of a 12.5 basis point change in the applicable interest rates for the fiscal year ended September 30, 2023:

(in millions)	Fiscal Year Ended September 30, 2023
Change in interest expense assuming:
Interest rate increase of 12.5 basis points	$1.0
Interest rate decrease of 12.5 basis points	$(1.0)

(e) To record the income tax impact of the pro forma adjustments utilizing a blended statutory income tax rate in effect of 25.0% for the fiscal year ended September 30, 2023. The effective tax rate of the Company following the Acquisition could be significantly different (either higher or lower) depending on post-Acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the unaudited condensed combined pro forma statement of operations are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(f) Reflects $8.8 million in expense reduction for the fiscal year ended September 30, 2023, related to licensing arrangements entered into in connection with the Acquisition. The historical FPM combined statement of income was burdened, under the carve-out methodology, with corporate allocation of costs to use certain trade names. Pursuant to the licensing arrangements referenced above, the Company has the right to use certain trade names for a specified period after the Acquisition for a fixed amount in certain instances. The expense reduction reflects the difference between the historical corporate allocation and the actual costs to be incurred subject to these licensing arrangements.

(g) The pro forma basic and diluted earnings per share calculations are based on the historical basic and diluted weighted average shares of the Company. There were no shares issued as part of the Acquisition and therefore no change in the basic and diluted weighted average shares for the determination of pro forma basic and diluted earnings per share.

6.            Management Adjustments

Management expects that, following completion of the Acquisition, the Company will realize certain net cost savings as compared to the historical costs of FPM. Management estimates that, had the Acquisition occurred on October 1, 2022, $11.0 million of net costs for the fiscal year ended September 30, 2023, would not have been incurred. These expenses include one-time costs and certain synergies and dis-synergies related to corporate overhead costs.

(in millions)	For the Fiscal Year Ended September 30, 2023
Management adjustments:
One-time costs incurred on FPM's historical combined statement of income (i)	$5.1
Transaction costs recorded in FPM's historical combined statement of income (ii)	3.3
Synergies related to corporate overhead and personnel (iii)	4.5
Dis-synergies related to income from information technology services (iv)	(1.9)
Net impact on pro forma condensed combined net income	$11.0
Impact on pro forma basic earnings per share	$0.16
Impact on pro forma diluted earnings per share	$0.16

(i)	Represents $5.1 million of historical one-time costs, including loss on asset disposal, freight write-off, and out-of-period freight expense, that the Company would not continue to incur after the Acquisition.

(ii)	Represents $3.3 million in Acquisition-related costs incurred by FPM that the Company would not incur after the Acquisition.

(iii)	Represents $4.5 million in synergies related to estimated cost savings related to duplicative corporate overhead cost and personnel costs related to research and development, information technology, and other administrative expenses for the fiscal year ended September 30, 2023, that the Company does not expect to incur after the Acquisition.

(iv)	Represents $1.9 million in dis-synergies related to historical intercompany charges from FPM to other entities of its pre-Acquisition parent company for certain information technology services. The Company will not receive income from such charges after the Acquisition.